Exhibit 99.1

MIMECAST APPOINTS JOE MERCURIO INTERIM CHIEF REVENUE OFFICER

Dino DiMarino Departing for New Opportunity

Search Process Underway to Identify Successor

LEXINGTON, Mass., September 7, 2021 — Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced it has appointed Joe Mercurio Interim Chief Revenue Officer (CRO), effective October 5, 2021. This appointment follows the resignation of Chief Revenue Officer, Dino DiMarino, who will depart from the Company in early October to pursue another opportunity. Mr. DiMarino will work with Mr. Mercurio, supported by CEO Peter Bauer, CFO Rafe Brown as well as the the existing global sales leadership team, to facilitate an orderly transition.

Mimecast has initiated a search to identify Mr. DiMarino’s successor with the assistance of the executive search firm Daversa Partners.

“I want to thank Dino for his many contributions to Mimecast,” stated Chief Executive Officer Peter Bauer. “Dino has played an important role in expanding our go-to-market presence over the past five years. Under his leadership, we have built a highly effective and experienced sales team that is strongly positioned to deliver on our key priorities.”

“I am proud to have been part of such a great company and to have led Mimecast’s talented and customer-focused sales organization,” Mr. DiMarino said. “Mimecast has great momentum, and I know the future is bright for the organization. I look forward to watching the Company’s continued success.”

“As we continue on our goal of becoming a $1 billion company in revenue, we are focused on identifying a strong go-to-market leader who will bring a deep background in scaling global sales teams,” said Mr. Bauer. “We are grateful to Joe for taking on the additional role of interim CRO. With his extensive knowledge of our company and the security landscape, we expect a smooth transition as we continue to focus on delivering for our customers and accelerating growth.”

Mr. Mercurio has been with Mimecast for more than four years, most recently as the Senior Vice President of Sales, North America. Mr Mercurio has risen rapidly within Mimecast’s sales organization, having previously served as Vice President of Enterprise Sales, North America; Vice President of Commercial Sales, North America; and Sales Director, U.S. Central. Prior to Mimecast Mr. Mercurio held multiple sales leadership positions at RSA Security and EMC.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance, and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error, and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the statements relating to the departure of Dino DiMarino as Mimecast’s Chief Revenue Officer, the appointment of Joe Mecurio as Mimecast’s Interim Chief Revenue Officer, the executive search for a new Chief Revenue Officer , the transition of Mr. DiMarino’s responsibilities, the company’s momentum and continued success, the company’s path to becoming a $1 billion in revenue company, and the continuing ability of the Company’s sales organization to deliver on key priorities, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the company’s sales leadership transition, the company’s recent security incident, the reputational, financial, legal and other risks related to potential adverse impacts to the company’s customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the company’s intellectual property or claims that the company infringes the intellectual property of others, the global nature of the company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Contact

Press@Mimecast.com

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074